UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 11, 2013 (February 7, 2013)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 7, 2013, Coventry Health and Life Insurance Company (the “Company”), a subsidiary of Coventry Health Care, Inc. (“Coventry”), and the Commonwealth of Kentucky (the “Commonwealth”) agreed to an amendment to the Company’s Kentucky Medicaid contract that addresses the impact on Coventry of program changes subsequent to the effective date of the contract, specifically the smoking cessation program and outpatient reimbursements and concerns Coventry had raised over risk adjustment implementation. The amendment, among other things, increased existing rates for each of the contract years remaining under the initial term of the contract by 7%, effective January 1, 2013. In addition, the Commonwealth agreed to accelerate the effective date for the scheduled rate increase for the last year of the contract’s initial term from October 1, 2013 to July 1, 2013. Subject to certain conditions, the Commonwealth also agreed to offer the Company the opportunity for contract renewal at rates no less than those in place at the end of the existing term. The parties also agreed to certain operational changes for improved member services and provider relations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated:	February 11, 2013